Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of the following reports incorporated by reference in this Registration Statement on Form S-8 for the registration of common units representing limited partner interests in PennTex Midstream Partners, LP:

•	Our report dated April 15, 2015 relating to the consolidated financial statements of PennTex North Louisiana, LLC and subsidiaries

•	Our report dated May 7, 2015 relating to the balance sheet of PennTex Midstream Partners, LP

/s/ Ernst & Young LLP

Houston, Texas

June 9, 2015